UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 29, 2016

DENTSPLY SIRONA Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-16211	39-1434669
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

221 West Philadelphia Street, York, Pennsylvania	17405-0872
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 845-7511

DENTSPLY International Inc.

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this Current Report on Form 8-K (“Form 8-K”), “we,” “us,” “our” and the “Company” refers to DENTSPLY SIRONA Inc., a Delaware corporation formerly known as DENTSPLY International Inc., and its consolidated subsidiaries.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On February 29, 2016, the Company completed the previously announced “merger of equals” strategic business combination contemplated by that certain Agreement and Plan of Merger, dated as of September 15, 2015 (the “Merger Agreement”), by and among the Company, Sirona Dental Systems, Inc., a Delaware corporation (“Sirona”), and Dawkins Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub merged with and into Sirona (the “Merger”), with Sirona continuing as the surviving corporation in the Merger and a wholly owned subsidiary of the Company.

As a result of the Merger, at the effective time of the Merger (the “Effective Time”), each outstanding share of common stock of Sirona, other than certain cancelled shares, was converted into the right to receive 1.8142 shares of Company common stock (the “Company Common Stock”) and cash in lieu of any fractional shares of any Company Common Stock that Sirona stockholders would otherwise have been entitled to receive.

The issuance of Company Common Stock in connection with the Merger was registered under the Securities Act of 1933, as amended, pursuant to the Company’s registration statement on Form S-4 (File No. 333-207669) filed with the United States Securities and Exchange Commission (the “SEC”) on December 8, 2015 (the “Registration Statement”) and incorporated herein by reference.

The description of the Merger Agreement and related transactions (including, without limitation, the Merger) in this Form 8-K does not purport to be complete and is subject, and qualified in its entirety by reference, to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 16, 2015 and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Directors

In accordance with the terms of the Merger Agreement, at the Effective Time each of the following directors of the Company immediately prior to the Effective Time resigned from and ceased serving as a director on the board of directors of the Company (the “Board” or our “Board”) and any and all committees thereof: Paula H. Cholmondeley, William F. Hecht, John L. Miclot and John C. Miles II. No director resigned because of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Each of the following directors of the Company prior to the effectiveness of the Merger that did not resign are continuing as directors of the Company: Bret W. Wise, Michael C. Alfano, Eric K. Brandt, Michael J. Coleman, Willie A. Deese and Francis J. Lunger.

Effective as of the Effective Time, as approved by resolutions of the Board and pursuant to the Merger Agreement, the number of directors on our Board was increased from 10 to 11, and the following former members of the Sirona board of directors were appointed to our Board: Jeffrey T. Slovin, David K. Beecken, Harry M. Jansen Kraemer, Jr., Dr. Thomas Jetter and Arthur D. Kowaloff.

Dr. Jetter will serve as the Lead Independent Director of our Board.

In connection with their appointment to the Board, each new director will be entitled to the compensation paid to other non-employee directors. A description of such compensation can be found in the joint proxy statement/prospectus included in the Registration Statement and is incorporated herein by reference.

In connection with the expansion of the Board, the Board has effected certain changes to the composition of various Board committees. Effective as of the Effective Time, the composition of each of the Board’s standing committees is as follows:

Audit and Finance Committee	Francis J. Lunger*, David K. Beecken, Eric K. Brandt

Human Resources Committee	Arthur D. Kowaloff*, David K. Beecken, Eric K. Brandt, Michael J. Coleman

Corporate Governance and Nominating Committee	Michael C. Alfano*, Willie A. Deese, Harry M. Jansen Kraemer, Jr., Dr. Thomas Jetter

* Designates committee chair

Officers

As set forth in the Merger Agreement, upon completion of the Merger, Jeffrey T. Slovin, 51, became chief executive officer of the Company. Prior to that, Mr. Slovin served as president and chief executive officer (2013-2016), president and director (2010-2013) and executive vice president and chief operating officer of U.S. operations (2006-2010) for Sirona.

As set forth in the Merger Agreement, upon completion of the Merger, Bret W. Wise, 55, resigned as chief executive officer of the Company and became executive chairman of our Board. Prior to that, Mr. Wise served as our chief executive officer (2007-2016).

As set forth in the Registration Statement, upon completion of the Merger and as of the Effective Time, Ulrich Michel, 53, became executive vice president and chief financial officer of the Company. Prior to that, Mr. Michel served as executive vice president and chief financial officer of Sirona (2013-2016), and chief financial officer and senior vice president of WABCO Holdings Inc., a global supplier of technologies and control systems for the safety and efficiency of commercial vehicles (2007-2013).

As set forth in the Registration Statement, upon completion of the Merger and as of the Effective Time, Christopher T. Clark, 53, resigned as president and chief financial officer of the Company and became president and chief operating officer, technologies of the Company. Prior to that, Mr. Clark served as our chief operating officer (2007-2013).

As set forth in the Registration Statement, upon completion of the Merger and as of the Effective Time, James G. Mosch, 58, resigned as executive vice president and chief operating officer of the Company and became president and chief operating officer, dental and healthcare consumables of the Company. Prior to that, Mr. Mosch served as our executive vice president (2009-2013) and our senior vice president (2002-2009).

Information regarding any new employment arrangements with Messrs. Slovin and Michel, and any awards in connection with the Merger to Messrs. Slovin and Michel, was previously reported in the Registration Statement under the caption “Interests of Sirona Directors and Executive Officers in the Merger,” which is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective as of the Effective Time, pursuant to the Merger Agreement and as approved at the special meeting of stockholders of the Company on January 11, 2016, the Company amended and restated its Amended and Restated Certificate of Incorporation (as so amended and restated, the “Amended Charter”) to:

(i)                   change the corporate name of the Company from “DENTSPLY International Inc.” to “DENTSPLY SIRONA Inc.;”

(ii)                 increase the number of authorized shares of Company Common Stock to 400 million; and

(iii)                provide that, until the third anniversary of the effective date of the Merger, the Board may amend, alter or repeal the sections of the Amended Bylaws (as defined below) relating to (a) Bret W. Wise’s service as executive chairman of the Board and Jeffrey T. Slovin’s service as chief executive officer, (b) the replacement, removal or alteration of responsibilities of the lead independent director and (c) certain other governance matters concerning the Company only by an affirmative vote of the greater of (1) at least 70% of the entire Board and (2) eight directors of the Company.

In addition, the Company amended and restated its Amended and Restated Bylaws (as so amended and restated, the “Amended Bylaws”) to effect the changes contemplated by the Merger Agreement.

Among other things, the Amended Bylaws provide that for a period of three years following the Effective Time:

(i)                   the executive chairman of the Board will have the duties as set forth in the corporate governance guidelines/policies of the Company;

(ii)                 as of the Effective Time, the Board will have 11 directors, consisting of six individuals who were serving as directors of the Company prior to the Merger, including (as mentioned above) Mr. Bret Wise, the executive chairman of the Board, and five individuals who were serving as directors of Sirona immediately prior to the Merger, including Mr. Slovin, who was the president and chief executive officer of Sirona immediately prior to the Merger;

(iii)                any re-nomination of a director or nomination of an individual to a seat held by an existing director of the Company will be filled only by the approval of at least a majority of the entire Board (even if less than a quorum, or by the sole remaining director) acting solely upon the recommendation of at least a majority of the entire corporate governance and nominating committee;

(iv)               vacancies on the Board resulting from the cessation of service by, including removal of, any director will be filled only by the approval of at least a majority of the entire Board (even if less than a quorum, or by the sole remaining director) acting solely upon the unanimous recommendation of the corporate governance and nominating committee;

(v)                 the entire Board may only replace, remove, alter the responsibilities and authorities (as set forth in the corporate governance guidelines/policies of the Company or the Amended Bylaws of the Company), or grant conflicting responsibilities or authorities of the chairman, the chief executive officer or the lead independent director, as applicable, by the affirmative vote of the greater of (A) at least 70% of the entire Board and (B) eight directors; and

(vi)               the affirmative vote of the greater of (A) at least 70% of the entire Board and (B) eight directors is required to modify, amend or repeal the governance provisions contemplated by the Merger Agreement, including (1) the arrangements described in paragraphs (i) through (v) above, (2) the corporate governance guidelines/policies of the combined company and (3) any provision or other resolution inconsistent with these governance provisions or the corporate governance guidelines/policies of the Company.

On the third anniversary of the effective date of the Merger, these governance provisions in the Amended Bylaws will automatically terminate and without further action become void and be of no further force and effect.

The foregoing description of the Amended Charter and the Amended Bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Company’s Second Amended and Restated Certificate of Incorporation and the Second Amended and Restated Bylaws, respectively, copies of which are attached as Exhibits 3.1 and 3.2, respectively, to this Form 8-K and incorporated herein by reference.

Item 8.01	Other Events.

On February 29, 2016, the Company and Sirona issued a joint press release announcing the completion of the Merger. A copy of the joint press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The audited consolidated balance sheets of Sirona as of September 30, 2015 and 2014 and the audited consolidated statements of operations and cash flows of Sirona for the three years ended September 30, 2015, 2014 and 2013 are incorporated by reference in this Form 8-K from Sirona’s Annual Report on Form 10-K for the year ended September 30, 2015.

The unaudited interim consolidated financial statements of Sirona for the three months ended December 31, 2015 and December 31, 2014 are incorporated by reference in this Form 8-K from Sirona’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2015.

(b) Pro Forma Financial Information.

The Company intends to file the pro forma financial information required by Item 9.01(a) as part of an amendment to this Form 8-K or otherwise not later than 71 calendar days after the date this Form 8-K is required to be filed.

(d) Exhibits.

Exhibit No.	Description
3.1	Second Amended and Restated Certificate of Incorporation of DENTSPLY SIRONA Inc.

3.2	Second Amended and Restated Bylaws of DENTSPLY SIRONA Inc.

23.1	Consent of KPMG AG Wirtschaftsprüfungsgesellschaft

99.1	Joint Press Release, dated February 29, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENTSPLY SIRONA INC.

	By:	/s/ Christopher T. Clark
Name: Christopher T. Clark
Title: President and Chief Operating Officer, Technologies
Date: February 29, 2016

EXHIBIT INDEX

Exhibit No.	Description
3.1	Second Amended and Restated Certificate of Incorporation of DENTSPLY SIRONA Inc.

3.2	Second Amended and Restated Bylaws of DENTSPLY SIRONA Inc.

23.1	Consent of KPMG AG Wirtschaftsprüfungsgesellschaft

99.1	Joint Press Release, dated February 29, 2016